Exhibit 10.22

AMENDED & RESTATED TRANSACTION FEE AGREEMENT

AMENDED & RESTATED TRANSACTION FEE AGREEMENT, dated as of December 20, 2013 (this “Agreement”), by and among EP ENERGY CORPORATION, a Delaware corporation (“EP Corp.”), EP ENERGY GLOBAL LLC (F/K/A EP ENERGY, L.L.C.), a Delaware corporation (the “Company”), EPE ACQUISITION, LLC, a Delaware limited liability company (“Holdings”), APOLLO GLOBAL SECURITIES, LLC, a Delaware limited liability company (“Apollo”), RIVERSTONE V EVEREST HOLDINGS, L.P., a Delaware limited partnership (“Riverstone” and together with Apollo, the “Initial Service Providers” and each, an “Initial Service Provider”), ACCESS INDUSTRIES, INC., a New York corporation (“Access Industries”) and KOREA NATIONAL OIL CORPORATION, a corporation duly organized and existing under the laws of Korea (“KNOC,” and together with Access Industries and the Initial Service Providers, the “Service Providers” and each, a “Service Provider”).

RECITALS

WHEREAS, the Service Providers previously entered into the Transaction Fee Agreement, dated as of May 24, 2012 (the “Original Agreement”), by and among the Company, Holdings, and the Service Providers;

WHEREAS, pursuant to Section 11 of the Original Agreement, the Company, EP Corp., Holdings, and the Services Providers wish to amend and restate the Original Agreement in its entirety as set forth herein;

WHEREAS, the Service Providers have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to Holdings, its direct and indirect divisions and subsidiaries, parent entities and controlled affiliates (collectively, the “Company Group”) and their businesses;

WHEREAS, each of Holdings and the Company has availed itself of the Initial Service Providers’ expertise related to the business and affairs of the Company Group and the review and analysis of certain financial and other transactions;

WHEREAS, the Company and Holdings became indirect wholly owned subsidiaries of EP Corp. pursuant to that certain Restructuring Agreement, dated as of August 30, 2013, by and among Holdings and the other signatories thereto; and

WHEREAS, each of the Service Providers, Holdings, the Company, and EP Corp. agrees that it is in its best interest to enter into this Agreement whereby, for the consideration specified herein, the Service Providers have provided the services identified herein as independent consultants to the Company Group.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Retention of the Service Providers.

This letter serves to confirm the retention by Holdings and the Company of the Service Providers to provide structuring and financial services to Holdings and the Company upon the terms and conditions set forth in this Agreement.

Section 2.                                          Term.

This Agreement shall commence on, and shall be effective from, the date of the Original Agreement and shall terminate upon the Termination Date (as defined in the Amended & Restated Management Fee Agreement, dated as of the date hereof, by and among the Company, EP Corp., Holdings and the Service Providers); provided, that the obligations of the Company Group pursuant to Sections 3, 4(b), 4(c), and 5 and the provisions of Section 7 through Section 15 shall survive any termination of this Agreement.

Section 3.                                          Transaction Services.

(a)                                 Each of Holdings and the Company acknowledges and agrees that the Initial Service Providers have (i) structured the acquisition and the other transactions contemplated by the Purchase and Sale Agreement (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), dated as of February 24, 2012, by and among EP Energy Corporation, a Delaware corporation (“EP Energy”), EP Energy Holding Company, a Delaware corporation (“New EPE”), El Paso Brazil, L.L.C., a Delaware limited liability company (“EP Brazil” and together with EP Energy and New EPE, the “Sellers” and each a “Seller”) and the Company, (ii) arranged for financing in connection with the transactions contemplated by the Purchase Agreement (the “Acquisition Financing”), and (iii) provided other services in connection with the transactions contemplated by the Purchase Agreement and the Acquisition Financing.

(b)                                 Intentionally omitted.

(c)                                  Each Service Provider shall perform all services to be provided hereunder as an independent contractor to the Company Group and not as an employee, agent, partner, joint venturer or representative of any member of the Company Group.  No Service Provider shall have any authority to act for or to bind any member of the Company Group while acting in its capacity as an advisor to the Company Group under this Agreement without Holdings’ or the Company’s prior written consent.

(d)                                 This Agreement shall in no way prohibit the Service Providers, their Affiliates, or any of their or their Affiliates’ current or former limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from engaging in other activities or performing services for their or their own account or for the account of others, including for any Person that may be in competition with any business of any member of the Company Group.

(e)                                  Any advice or opinions provided by any Service Provider may not be disclosed or referred to publicly or to any third party (other than Holdings’, the Company’s, or any of their affiliate’s legal, tax, financial or other advisors), except in accordance with such Service Provider’s prior written consent.

Section 4.                                          Compensation.

(a)                                 As consideration for services rendered as set forth in Section 3(a), the Company agrees to pay:

i.                  to Apollo, a nonrefundable fee of $53,625,000 (the “Apollo Transaction Fee”), and

ii.               to Riverstone, a nonrefundable fee of $17,875,000 (the “Riverstone Transaction Fee” and together with the Apollo Transaction Fee, the “Transaction Fees”),

which shall be earned and payable in full upon the closing of the transactions contemplated by the Purchase Agreement (the “Completion Date”). The Apollo Transaction Fee will be payable to Apollo by wire transfer in same-day funds to the bank account designated by Apollo and the Riverstone Transaction Fee will be payable to Riverstone by wire transfer in same-day funds to the bank account designated by Riverstone.

(b)                                 Nothing in this Agreement shall have the effect of prohibiting the Service Providers, their Affiliates or any of their or their Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from receiving from Holdings, the Company, or any other member of the Company Group, any other fees.

(c)                                  All amounts payable to the Service Providers hereunder shall be paid in cash and in U.S. dollars by wire transfer in same-day funds to the respective bank accounts designated by the Service Providers.

Section 5.                                          Indemnification; Limitation on Damages

(a)                                 Each of the Company and EP Corp. shall, jointly and severally, indemnify and hold harmless each Service Provider, its respective Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors (each such Person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification and, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of such Service Provider pursuant to, and the performance by such Service Provider of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by any member of the Company Group.  Each of the Company and EP Corp. shall, jointly and severally, reimburse any Indemnified Party for all costs, fees and expenses (including attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  Neither the Company nor EP Corp. shall be liable under the foregoing indemnification provisions with respect to any Liability of an Indemnified Party to the extent that such is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct of such Indemnified Party.  The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company and EP Corp., jointly and severally, as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct of such Indemnified Party.

(b)                                 The Company Group’s sole remedy against a Service Provider for breach of this Agreement shall be to offset any fees otherwise payable to such Service Provider by the amount of any Liabilities arising out of or relating to such Service Provider’s performance under this Agreement or the services to be rendered by such Service Provider hereunder, it being understood that any recovery shall be limited to actual damages, and no special, consequential, indirect, or punitive damages shall be allowed.  No Indemnified Person shall be liable to the Company Group (i) for any breach hereunder by another Indemnified Person or (ii) for any breach by it, unless such breach constitutes fraud or willful misconduct as determined in a final judgment of a court of competent jurisdiction from which no appeal can be made.

Section 6.                                          Intentionally omitted.

Section 7.                                          Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by internationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Apollo, to:

Apollo Global Securities, LLC

9 West 57th Street

New York, New York 10019

Attention:    Cindy Michel

Telecopier:  (212) 515-3288

with a copy to (which shall not constitute notice):

Apollo Management VII, L.P.

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

and

Apollo Commodities Management, L.P. with respect to Series I

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

Attention:  John M. Scott

Telecopier: (212) 757-3990

if to Riverstone, to:

c/o Riverstone Holdings LLC

712 Fifth Avenue, 19th Floor

New York, NY 10019

Attention:  Thomas J. Walker

Telecopier: (212) 993-0077

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:  Bruce C. Herzog

Telecopier:  (212) 728-9220

if to Access Industries, to:

Access Industries

730 Fifth Avenue

New York, NY 10019

Attention:    General Counsel

Telecopier:  (212) 977-8112

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:  Jeffrey J. Rosen

                  Kevin A. Rinker

Telecopier: (212) 909-6836

if to KNOC, to:

Korea National Oil Corporation

57 Gwanpyeong-ro212beong-gil, Dongan-gu,

Anyang, Gyeonggi-do, Korea 431-711

Attention:    VP of New Ventures Dept.

Telecopier:  +82 31 384 1275

with a copy to (which shall not constitute notice):

Kim & Chang

Seyang building, 223 Naeja-dong, Jongno-gu

Seoul 110-720 Korea

Attention:   Chung-In Anthony Choi

Telecopier: +82 2 3703 1590

if to the Company, EP Corp., or Holdings, to it at:

EP Energy Corporation

1001 Louisiana Street

Houston, TX 77002

Attention:  Marguerite Woung-Chapman

Telecopier: (713) 997-4099

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

Attention:  John M. Scott

Telecopier: (212) 757-3990

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8.                                          Benefits of Agreement.

This Agreement shall bind and inure to the benefit of the Service Providers, Holdings, the Company, EP Corp., the Indemnified Parties and any successors to or assigns of the Service Providers, Holdings, the Company, EP Corp. and the Indemnified Parties; provided, this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by a Service Provider and; provided, further, that no consent of any party shall be required for any assignment by a Service Provider to an Affiliate of such Service Provider. Upon a Service Provider’s request, the Company shall cause the other members of the Company Group to become parties hereto directly in order to avail themselves of the services hereunder.

Section 9.                                          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto:  (a) agrees that this Agreement involves at least US $100,000.00; (b) agrees that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708(a); (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; (f) irrevocably appoints The Corporation Trust Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company at all times as its duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons by a nationally-recognized courier service to the address set forth below its signature to this Agreement, with such service deemed effective on the fifth day after the date of such mailing; and (g) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto agree that any violation of this Section shall constitute a material breach of this Agreement and shall constitute irreparable harm.

Section 10.                                   Headings.

Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 11.                                   Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

Section 12.                                   Counterparts.

This Agreement may be executed in counterparts, including via facsimile transmission or PDF copies sent by e-mail, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same document.

Section 13.                                   Waivers.

Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 14.                                   Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.                                   Definitions.

For purposes of this Agreement, the term “Affiliate,” (i) with respect to Apollo, shall include AIF VII Euro Holdings, L.P., Apollo Investment Fund VII, L.P., Apollo Investment Fund (PB) VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., Apollo Advisors VII, L.P., Apollo Natural Resources Partners, L.P. and each of their respective affiliates (collectively, the “Apollo Funds”), the general partner of each of the Apollo Funds and each Person controlling, controlled by or under common control with any of the foregoing Persons, (ii) with respect to Riverstone, shall include Riverstone V Everest Holdings, L.P. and each of their respective affiliates (collectively, the “Riverstone Funds”), the general partner of each of the Riverstone Funds and each Person controlling, controlled by or under common control with any of the foregoing Persons (iii) with respect to Access Industries, shall include each Person controlling, controlled by, or under common control with Access Industries and (iv) with respect to KNOC, shall include each Person controlling, controlled by, or under common control with KNOC.  Furthermore, for purposes of this Agreement, the term “Person” shall mean an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization or governmental authority (or any department, agency or political subdivision thereof).  The words “include”, “includes” and “including” mean include, includes and including “without limitation”.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EP ENERGY CORPORATION

By:	/s/ Marguerite N. Woung-Chapman
Name: Marguerite N. Woung-Chapman
Title: Senior Vice President

Signature Page to Amended & Restated Transaction Fee Agreement

EP ENERGY GLOBAL LLC (F/K/A EP ENERGY, L.L.C.)

By:	/s/ Marguerite N. Woung-Chapman
Name: Marguerite N. Woung-Chapman
Title: Senior Vice President

Signature Page to Amended & Restated Transaction Fee Agreement

EPE ACQUISITION, LLC

By:	/s/ Marguerite N. Woung-Chapman
Name: Marguerite N. Woung-Chapman
Title: Senior Vice President

Signature Page to Amended & Restated Transaction Fee Agreement

APOLLO GLOBAL SECURITIES, LLC

By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Vice President

Signature Page to Amended & Restated Transaction Fee Agreement

RIVERSTONE V EVEREST HOLDINGS, L.P.

By:	RIVERSTONE ENERGY PARTNERS V, L.P., its general partner

By:	RIVERSTONE ENERGY GP V, LLC,
its general partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Managing Director

Signature Page to Amended & Restated Transaction Fee Agreement

ACCESS INDUSTRIES, INC.

By:	/s/ Peter Thoren
Name: Peter Thoren
Title: Executive Vice President

By:	/s/ Jared Fertman
Name: Jared Fertman
Title: VP, Associate General Counsel

Signature Page to Amended & Restated Transaction Fee Agreement

KOREA NATIONAL OIL CORPORATION

By:	/s/ Woo Seok Lee
Name: Woo Seok Lee
Title: Vice President for Production Management
Dept.

Signature Page to Amended & Restated Transaction Fee Agreement